Myers Industries, Inc. Scepter Acquisition June 2014 Exhibit 99.2

Statements in this presentation concerning the Company’s goals, strategies, and expectations for business and financial results may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current indicators and expectations.  Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we "believe," "expect," or "anticipate" will occur, and other similar statements), you must remember that our expectations may not be correct, even though we believe they are reasonable. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).  You should review this presentation with the understanding that actual future results may be materially different from what we expect.  Many of the factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statement.  We do not intend, and undertake no obligation, to update these forward-looking statements.  These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements.  Such risks include:
(1) Changes in the markets for the Company’s business segments
(2) Changes in trends and demands in the markets in which the Company competes
(3) Unanticipated downturn in business relationships with customers or their purchases
(4) Competitive pressures on sales and pricing
(5) Raw material availability, increases in raw material costs, or other production costs
(6) Harsh weather conditions
(7) Future economic and financial conditions in the United States and around the world
(8) Inability of the Company to meet future capital requirements
(9) Claims, litigation and regulatory actions against the Company
(10) Changes in laws and regulations affecting the Company
(11) The Company’s ability to execute the components of its Strategic Business Evolution process
Myers Industries, Inc. encourages investors to learn more about these risk factors. A detailed explanation of these factors is available in the Company’s publicly filed quarterly and annual reports, which can be found online at www.myersind.com and at the SEC.gov web site.
Forward Looking Statement

Company Profile
• Founded in Ontario in 1949
• Headquartered in Scarborough, Ontario and maintains an additional facility in Miami, Oklahoma
• Manufactures injection-molded and blow-molded plastic products for the marine, military, industrial and consumer markets
• Largest supplier of portable fuel containers in the Canadian and U.S.
markets
• Long history of innovation, in-house engineering and state-of the-art mold capabilities
•
Introduced the first plastic Jerry cans to North American markets
•
Designed and manufactured first plastic dairy cases
•
Played a leading role in converting the marine industry to plastic remote outboard engine fuel tanks
•
Introduced advanced plastic packaging for heavy caliber military ammunition

Consumer Segment
•
Automotive fuel containers
•
“Flo n’ go” fluid transfer system
Marine Segment
•
Remote outboard engine fuel tanks
•
Fuel transfer systems
Military Segment
•
Ammunition packaging
•
Fuel and water canisters
Industrial Segment
•
Food and beverage handling
•
Storage containers
Market Segments & Products

Strategic Rationale
•
Fits long-term strategy to grow the Material Handling
Segment
•
Provides opportunity for growth in Marine and Military
markets
•
Operating margins anticipated to be similar to the
Material Handling Segment’s margins
•
Anticipated to be accretive to earnings in 2014 and
generate returns above Myers’ cost of capital
•
Increased free cash flow generation

Patch Rubber
REPAIR
SEALER

MYERS INDUSTRIES, INC.